MEDIA/INVESTORS CONTACT:
Jonathan Fassberg
The Trout Group
(212) 477-9077 x16

              CYTOGEN REPORTS THIRD QUARTER 2005 FINANCIAL RESULTS

  Company announces receipt of the 2005 Frost & Sullivan Technology Innovation
        Award for its contributions to the development of novel therapies incorporating PSMA for combating prostate cancer.

  Company remains on track for filing an investigational new drug application of its lead therapeutic product candidate for the treatment of hormone refractory prostate cancer in the first quarter of 2006.

PRINCETON, N.J., (NOVEMBER 2, 2005) -- Cytogen Corporation (Nasdaq: CYTO) today reported its consolidated financial results for the third quarter and nine months ended September 30, 2005.

FINANCIAL HIGHLIGHTS
--------------------

     o Total revenues for the third quarter of 2005 were $3.6 million compared to $3.3 million in the third quarter of 2004. For the nine months ended September 30, 2005, total revenues were $11.7 million compared to $10.8 million in the same period of 2004.

     o Gross margin for the nine months ended September 30, 2005 improved to 39% compared to 35% for the same period in 2004.

     o Cytogen reported a net loss of $7.8 million, or $0.44 per basic and diluted share in the third quarter of 2005, compared to $5.6 million, or $0.36 per basic and diluted share, for the same period in 2004. For the nine months ended September 30, 2005, total net loss was $22.2 million, or $1.36 per basic and diluted share, compared to $14.3 million, or $0.99 per basic and diluted share, in the same period of 2004. The increase in net loss results primarily from the implementation of new marketing initiatives and expansion of the Company's sales force, which was substantially completed in January 2005.

"We believe that we are pursuing the right commercial strategies to increase product sales within their current indications and the right clinical development strategies to realize their full potential," said Michael D. Becker, Cytogen's president and chief executive officer. "Our clinical development initiatives with QUADRAMET in combination with various potentially synergistic agents, PROSTASCINT for monitoring treatment response and image-guided applications, and our pipeline of product candidates targeting prostate-specific membrane antigen (PSMA) are all of great interest to key opinion leaders who see value in these innovative molecules. We look forward to reporting progress with these initiatives in the months ahead."

PRODUCT REVENUE
---------------

QUADRAMET

QUADRAMET is Cytogen's flagship product for the relief of pain due to metastatic bone disease arising from prostate, breast, multiple myeloma and other types of cancer. Sales of QUADRAMET were $2.0 million for the quarter ended September 30, 2005 compared to $1.9 million for the same period in 2004. For the nine months ended September 30, 2005, sales of QUADRAMET were $6.2 million compared to $5.4 million in the same period of 2004.

PROSTASCINT

Sales of PROSTASCINT kits, the first and only commercial monoclonal antibody-based agent that targets PSMA to image the extent and spread of prostate cancer, were $1.5 million for the quarter ended September 30, 2005 compared to $1.3 million in the same period of 2004. For the nine month periods ended September 30, 2005 and 2004, sales of PROSTASCINT were $5.3 million each, demonstrating a consistent demand for the product year-over-year.

Cytogen's strategy for increasing product sales is centered on key drivers of long-term growth for both QUADRAMET and PROSTASCINT. For QUADRAMET, these drivers include: (i) distinguishing the physical properties of QUADRAMET from first-generation agents within its class, (ii) empowering and marketing to key prescribing audiences, (iii) broadening palliative use within label beyond prostate cancer to include breast, lung, multiple myeloma, (iv) clinically evaluating the role of QUADRAMET in combination with other commonly used oncology agents, and (v) expanding clinical development to demonstrate the potential tumoricidal versus palliative attributes of QUADRAMET. For PROSTASCINT, these drivers include: (i) improving image quality through fusion technology, (ii) validating the antigen targeted by PROSTASCINT as an independent prognostic factor, (iii) the publication and presentation of outcomes data, (iv) clinical development of image-guided applications including brachytherapy, intensity modulated radiation therapy, surgery, and cryotherapy, and (v) expanding clinical development to demonstrate the potential for PROSTASCINT to both monitor response to cytotoxic therapies and image PSMA expression in other cancers.

COSTS AND EXPENSES
------------------

TOTAL OPERATING EXPENSES

Total operating expenses for the quarter ended September 30, 2005 were $11.5 million compared to $8.9 million for the same period in 2004. For the nine months ended September 30, 2005, total operating expenses were $34.2 million compared to $25.2 million in the same period of 2004.

COST OF PRODUCT REVENUE

Cost of product revenue for the quarters ended September 30, 2005 and September 30, 2004 were $2.4 million and $2.2 million, respectively. For the nine months ended September 30, 2005, cost of product revenue was $7.1 million compared to $7.0 million in the same period of 2004, and primarily reflects QUADRAMET and PROSTASCINT manufacturing costs, royalties paid by Cytogen on the Company's product sales, and the amortization of the up-front payment to Berlex in 2003 to reacquire the marketing rights to QUADRAMET.

SG&A EXPENSES

Selling, general and administrative expenses for the quarter ended September 30, 2005 were $6.7 million compared to $5.3 million for the same period in 2004. For the nine months ended September 30, 2005, total selling, general and administrative expenses were $20.5 million compared to $14.1 million in the same period of 2004. The increase in selling, general and administrative expenses is primarily driven by expanded investment for the commercial support of both QUADRAMET and PROSTASCINT, including the implementation of new marketing initiatives and expansion of the Company's sales force, which was substantially completed in January 2005.

R&D EXPENSES

Research and development expenses for the quarter ended September 30, 2005 were $1.7 million compared to $608,000 for the same period in 2004. For the nine months ended September 30, 2005, total research and development expenses were $3.8 million compared to $2.0 million in the same period of 2004. The increase in research and development expenses is primarily driven by new clinical development initiatives for both QUADRAMET and PROSTASCINT and a $500,000 charge in the second quarter of 2005 for a non-cash milestone payment related to the progress of PSMA development programs. In addition, research and development expenses include preclinical development costs associated with the Company's lead therapeutic product candidate incorporating the same 7E11.C5.3 monoclonal antibody utilized in PROSTASCINT linked to a therapeutic payload to deliver lethal doses of radiation to PSMA-expressing cells.

EQUITY IN LOSS OF JOINT VENTURE

Joint venture research and development expenses reflect costs associated with the PSMA Development Company LLC ("PDC"), a joint venture between Cytogen and Progenics Pharmaceuticals, Inc., for the development of in vivo immunotherapies targeting PSMA. Cytogen's share of the equity in the loss of PDC for the quarter ended September 30, 2005 was $677,000 compared to $805,000 for the same period of 2004. For the nine months ended September 30, 2005, Cytogen's share of the equity in the loss of PDC was $2.9 million compared to $2.2 million for the same period in 2004. The nine months ended September 30, 2005 reflects Cytogen's share of the $2.0 million upfront fee incurred in the second quarter of 2005 by PDC to license proprietary antibody-drug conjugate (ADC) technology from Seattle Genetics, Inc. for use with PDC's antibodies targeting PSMA, as previously communicated in June 2005.

INVENTORIES

Inventories as of September 30, 2005 were $4.5 million compared to $3.6 million as of December 31, 2004. The increase in inventories is due primarily to the current manufacturing progress on PROSTASCINT. In September 2004, Cytogen entered into a manufacturing agreement with Laureate Pharma, Inc. pursuant to which Laureate is manufacturing PROSTASCINT for Cytogen in its Princeton, NJ facility. Cytogen believes that the agreement will provide a sufficient supply of PROSTASCINT to satisfy commercial requirements for approximately the next four years, based upon current sales levels. In addition, Cytogen believes that the agreement will provide sufficient supply of the 7E11.C5.3 monoclonal antibody required for initial clinical development of the Company's lead therapeutic program.

CASH POSITION
-------------

Cytogen's cash, cash equivalents and short-term investments balance as of September 30, 2005 was $23.5 million compared to $35.8 million as of December 31, 2004. The September 30, 2005 balance reflects a $2.3 million payment to Elan Corporation, plc to satisfy the Company's obligations for a promissory note that matured in August 2005 and the receipt of approximately $14.0 million in gross proceeds from the July 2005 sale of common stock and warrants, which closed during the third quarter of 2005.

THIRD QUARTER PRODUCT AND PIPELINE HIGHLIGHTS
---------------------------------------------

     o    The  publication  of  positive  clinical  findings  from  a  study  of
          QUADRAMET in combination with gemcitabine (Gemzar(R), Eli Lilly) a nucleoside analog which is known to be a radiation sensitizer. Results were published in the peer-reviewed journal Clinical Cancer Research (Volume 11(19): pages 6895-6900). The study was conducted by independent investigators who evaluated the use of high dose QUADRAMET in conjunction with gemcitabine for the treatment of osteosarcoma. The lead investigator was Peter Anderson, M.D., Ph.D., a Pediatric Oncologist who performed the work at the Mayo Clinic and is now at The University of Texas MD Anderson Cancer Center, a leading center for the treatment of osteosarcoma.
     o The presentation of positive data from a phase II study of QUADRAMET in combination with docetaxel (Taxotere(R), Aventis Pharmaceuticals, a member of the sanofi-aventis Group) for the treatment of patients with hormone refractory prostate cancer. The results were presented at the 12th Annual Prostate

          Cancer Foundation Scientific Retreat in Phoenix, AZ. The lead investigator was Anders Widmark, M.D., Ph.D., Professor, Department of Oncology, Umea University, Sweden.
     o The presentation of positive preclinical findings for a novel PSMA ADC were reported by PDC at the 12th Annual Prostate Cancer Foundation Scientific Retreat.
     o At an Analyst and Investor Meeting in September, Cytogen discussed its current and future clinical programs with presentations from management and clinical investigators. Topics included QUADRAMET, PROSTASCINT and the PSMA pipeline. Presenters included: Rodney J. Ellis, M.D., Radiation Oncologist, Aultman Hospital, Canton, Ohio and Assistant Professor Urology, CASE School of Medicine, Cleveland, Ohio; Adam Brufsky, M.D., Ph.D., Co-Director, Assistant Professor of Medicine, Magee-Womens Cancer Program at UPMC Cancer Centers, Pittsburgh, Pennsylvania; Peter Anderson, M.D., Ph.D., Professor of Pediatrics, MD Anderson Cancer Center, Houston, Texas; and Howard I. Scher, M.D., Chief, Genitourinary Oncology Service, Memorial Sloan-Kettering Cancer Center, New York, New York.
     o On July 19, 2005, Cytogen entered into a securities purchase agreement with certain institutional investors for the sale of 3,104,380 shares of our common stock and 776,096 warrants to purchase shares of our common stock having an exercise price of $6.00 per share, through a registered direct offering. In exchange for $4.50, the purchasers received one share of common stock and warrants to purchase .25 shares of common stock. These warrants are exercisable for ten years, beginning six months after their issuance. The transaction provided gross proceeds of approximately $14.0 million to the Company before deducting costs associated with the offering. The transaction closed on July 20, 2005 and August 2, 2005. There was no placement agent in this transaction.

UPCOMING EVENTS AND ACTIVITIES
------------------------------

     o Cytogen today announced receipt of the 2005 Frost & Sullivan Technology Innovation Award, in the field of immunotherapies for prostate cancer. The Frost & Sullivan Technology Innovation Award recognizes Cytogen for its contributions to the development of new generation in vivo immunotherapies incorporating PSMA for combating prostate cancer. Leveraging its proprietary PSMA platform, Cytogen has introduced PROSTASCINT in the market and is building a pipeline of product candidates that are focused primarily on novel therapies for prostate cancer.
     o In April 2005, Cytogen announced a new clinical development initiative for a targeted oncology product designed to treat prostate and potentially other cancers. The product candidate uses DOTA-based bifunctional chelant technology to radiolabel Cytogen's proprietary 7E11.C5 monoclonal antibody to PSMA with a therapeutic radionuclide. During the third quarter of 2005, Cytogen initiated the requisite toxicology, biodistribution and preclinical efficacy studies in advance of filing an investigational new drug (IND) application for the treatment of hormone refractory prostate cancer in the first quarter of 2006.
     o An abstract titled "Development of Optimal Lu-177 Labeled Monoclonal Antibody (7E11) Constructs for Radioimmunotherapy of Prostate Cancer" has been accepted for poster presentation at the AACR-NCI-EORTC International Conference on Molecular Targets and Cancer Therapeutics:
          Discovery, Biology, and Clinical Applications, the premier international meeting featuring novel cancer therapeutics, held November 14-18, 2005 at the Pennsylvania Convention Center in Philadelphia, PA.

FINANCIAL OUTLOOK FOR 2005
--------------------------

This section provides forward-looking information about Cytogen's financial outlook for 2005 based upon our current operations. The disclosure notice paragraph regarding forward-looking statements at the end of this news release is especially applicable to this section.

On October 4, 2005 Cytogen withdrew its previously provided revenue guidance for the year ending December 31, 2005, as the Company anticipated that actual results would be lower than its previous guidance of approximately $20 million.

Gross margin is expected to be within the company's previous guidance of approximately 40% to 50%. Selling, general and administrative expenses are expected to be within the company's previous guidance of approximately $25 to $30 million. Total internal and external joint venture research and development expenses are expected to be within the company's previous guidance of approximately $10 to $15 million.

CONFERENCE CALL & WEBCAST INFORMATION
-------------------------------------

Cytogen will broadcast its quarterly investor conference call live over the Internet today, November 2, 2005 at 4:15 p.m. Eastern Standard Time. The dial-in number for the U.S. is 800-561-2718 and the pass code number is 47914567. The dial-in number for international callers is 617-614-3525 and the pass code number is 47914567. This event can also be accessed by going to Cytogen's Web site, www.cytogen.com, and clicking on the "Investor Relations" link. A link to the webcast is under the Calendar of Events header. The event will be archived and available for replay starting approximately one hour after the call and continuing for 7 days thereafter. The replay dial-in number for the U.S. is 888-286-8010 and the dial-in number for international callers is 617-801-6888. The replay pass code number is 42522168.

NOTE:
-----

QUADRAMET is indicated for the relief of pain in patients with confirmed osteoblastic metastatic bone lesions that enhance on radionuclide bone scan. This press release describes clinical applications that differ from that reported in the QUADRAMET package insert.

PROSTASCINT is indicated as a diagnostic imaging agent in newly diagnosed patients with biopsy-proven prostate cancer, thought to be clinically localized after standard diagnostic evaluation and who are thought to be at high risk for pelvic lymph node metastases. PROSTASCINT is also indicated as a diagnostic imaging agent in post-prostatectomy patients with a rising PSA and a negative or equivocal standard metastatic evaluation in whom there is a high clinical suspicion of occult metastatic disease. This press release describes clinical applications and imaging performance that differs from that reported in the PROSTASCINT package insert.

A copy of the full prescribing information for QUADRAMET and PROSTASCINT, including warnings, precautions, adverse events and other safety information, may be obtained in the U.S. from Cytogen Corporation by calling toll free 800-833-3533 or by visiting the web site at www.cytogen.com, which is not part of this press release.

ABOUT CYTOGEN CORPORATION
-------------------------

Founded in 1980, Cytogen Corporation of Princeton, NJ is a biopharmaceutical company that acquires, develops and commercializes innovative molecules targeting the sites and stages of cancer progression. Cytogen's marketed products include QUADRAMET(R) (samarium Sm-153 lexidronam injection) and PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide in the United States. Cytogen also has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. Cytogen's development pipeline consists of therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.

ABOUT FROST & SULLIVAN
----------------------

Frost & Sullivan, a global growth consulting company, has been partnering with clients to support the development of innovative strategies for more than 40 years. The company's industry expertise integrates growth consulting, growth partnership services, and corporate management training to identify and develop opportunities. Frost & Sullivan serves an extensive clientele that includes Global 1000 companies, emerging companies, and the investment community by providing comprehensive industry coverage that reflects a unique global perspective and combines ongoing analysis of markets, technologies, econometrics, and demographics. For more information, visit www.frost.com.



This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining additional capital; the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                       ###


                       CYTOGEN CORPORATION & SUBSIDIARIES
                (All amounts in thousands except per share data)
                                   (Unaudited)

                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


                                                                  THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                     SEPTEMBER  30,                     SEPTEMBER 30,
                                                            -----------------------------      -----------------------------
                                                                2005             2004              2005              2004
                                                            ------------     ------------      ------------     ------------
Product Revenue:
      QUADRAMET                                             $     1,991      $     1,924       $     6,198      $     5,394
      PROSTASCINT                                                 1,525            1,308             5,348            5,347
      Others                                                          -                -                 -                1
                                                            -----------      -----------       -----------      -----------
              Total Product Revenue                               3,516            3,232            11,546           10,742

License and Contract Revenue                                         35               29               155               72
                                                            -----------      -----------       -----------      -----------
              Total Revenues                                      3,551            3,261            11,701           10,814
                                                            -----------      -----------       -----------      -----------

Operating Expenses:
      Cost of Product Revenue                                     2,386            2,188             7,064            6,983
      Selling, General and Administrative                         6,740            5,343            20,456           14,148
      Research and Development                                    1,746              608             3,847            1,953
      Equity in Loss of Joint Venture                               677              805             2,879            2,156
                                                            -----------      -----------       -----------      -----------
              Total Operating Expenses                           11,549            8,944            34,246           25,240
                                                            -----------      -----------       -----------      -----------

Interest Income, Net                                                174               87               387              164
                                                            -----------      -----------       -----------      -----------
Net Loss                                                    $    (7,824)     $    (5,596)      $   (22,158)     $   (14,262)
                                                            ===========      ===========       ===========      ===========

Basic and Diluted Net Loss Per Share                        $     (0.44)     $     (0.36)      $     (1.36)     $     (0.99)
                                                            ===========      ===========       ===========      ===========

Weighted Average Common Shares Outstanding                       17,857           15,435            16,326           14,386
                                                            ===========      ===========       ===========      ===========



                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                          SEPTEMBER 30,        DECEMBER 31,
                                                                               2005               2004
                                                                        -----------------    ---------------

Assets:
      Cash, Cash Equivalents and Short-Term Investments                   $     23,467        $     35,825
      Accounts Receivable, Net                                                   1,606               1,406
      Inventories                                                                4,542               3,623
      Property and Equipment, Net                                                  847                 787
      QUADRAMET License Fee, Net                                                 6,501               7,024
      Other Assets                                                               1,893               1,748
                                                                          ------------        ------------
              Total Assets                                                $     38,856        $     50,413
                                                                          ============        ============

Liabilities and Stockholders' Equity:
      Accounts Payable and Accrued Liabilities                            $      6,163        $      7,644
      Other Current Liabilities                                                     18               2,692
      Long-Term Liabilities                                                         33                  47
      Stockholders' Equity                                                      32,642              40,030
                                                                          ------------        ------------
              Total Liabilities and Stockholders' Equity                  $     38,856        $     50,413
                                                                          ============        ============